EXHIBIT 23.0



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Clifton Savings Bancorp, Inc.
Clifton, New Jersey


                  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-126611 and 333-113302) of Clifton Savings Bancorp, Inc. of our reports dated June 4, 2009, relating to the consolidated financial statements and the effectiveness of Clifton Savings Bancorp, Inc.'s internal control over financial reporting, which appear in this Annual Report on Form 10-K.



                                             /s/ Beard Miller Company LLP


Beard Miller Company LLP
Clark, New Jersey
June 12, 2009